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EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
DRS Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-14487, 333-69751 and 333-83700) on Form S-8 of DRS Technologies, Inc. of our report dated May 13, 2003, with respect to the consolidated balance sheets of DRS Technologies, Inc. as of March 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended March 31, 2003, and the related financial statement schedule, which report appears in the March 31, 2003, annual report on Form 10-K of DRS Technologies, Inc. Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 141, "Business Combinations," effective July 1, 2001 and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective April 1, 2001.

                      /s/ KPMG LLP

Short Hills, New Jersey
June 24, 2003

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Independent Auditors' Consent